ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT is made as of the 30th day of November, 2001 (the "Effective Date"), by and among CCC GLOBALCOM CORPORATION, a Nevada corporation ("GlobalCom"); CIERA NETWORK SYSTEMS, INC., a Texas corporation
("Ciera") and wholly-owned subsidiary of GlobalCom; INCOMNET COMMUNICATIONS CORPORATION, a Delaware corporation ("Incomnet"); and IRONWOOD TELECOM, LLC, a Colorado limited liability company (the "Seller Stockholder").

                              W I T N E S S E T H:

     WHEREAS, GlobalCom and its affiliates are a telecommunications common carrier providing a variety of services, including local, wholesale and retail domestic and international calling;

     WHEREAS, Incomnet is a reseller of common carrier telecommunications, including both domestic and international services and cellular services (the "Business");

     WHEREAS, the Seller Stockholder, together with Gold & Appel Transfer S.A. ("Gold & Appel"), respectively, are all of the stockholders of Incomnet;

     WHEREAS, Incomnet desires to sell substantially all of its assets, and Ciera has agreed to purchase substantially all of the assets of Incomnet;

     WHEREAS, Incomnet has agreed to sell substantially all of its assets to Ciera for the consideration set forth below, which consideration will include certain shares of common stock issued by GlobalCom as the parent corporation of Ciera, and the Seller Stockholder, together with Gold & Appel, have agreed to satisfy or release certain debts of Incomnet as part of the consideration of the sale;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, hereto agree as follows:

                                    SECTION 1

                              TERMS AND CONDITIONS

     Article 1.1 Assets to be Transferred.

     a. Incomnet hereby sells, conveys, transfers and delivers to Ciera all of the assets of Incomnet, as of the date hereof, used in connection with the

Business (the "Assets"), except the Excluded Assets identified in Article 1.1.b. below, free and clear of all Encumbrances except for Permitted Encumbrances. The Assets conveyed to Ciera hereunder include the following:

         i. Incomnet's rights and interests to all accounts of subscribers to Incomnet's telecommunications services;

         ii. Incomnet's leased facilities, including all leasehold improvements, located at 2801 Main Street, Irvine, California 92614 (collectively, the "Facilities"); provided, however, that transferred leasehold improvements shall include only those leasehold improvements owned by Incomnet that are transferable or removable in accordance with the terms of the Facilities lease; together with all of Incomnet's rights as sublessor with respect to any subleases of any portion of the Facilities;

         iii.  Incomnet's  rights,   title  and  interest  in  and  under  those
               contracts, agreements, leases and executory contracts identified on Schedule 1.1.a.iii (collectively, the "Assigned Contracts");

         iv. Incomnet's rights, title and interest in and under all licenses, permits, tariffs, authorizations, approvals and certifications that any governmental entity has issued to Incomnet (to the extent that such particular Assets are assignable under applicable law) (collectively, the "Permits");

         v. Incomnet's right, title and interest in and to intangible telecommunications assets, including, without limitation, telecommunications numbering codes, locating routing codes and "800" and "888" numbers and other customer billing and inquiry numbers, carrier identification codes and other operating codes;

         vi. Incomnet's right, title and interest in and to all intellectual property, including, without limitation, all confidential proprietary information, technical knowledge, its website(s), Internet domain names and URL's, trade secrets necessary for the operation of the Business, including the name "Incomnet" and any other trade names used in Incomnet's business (the "Incomnet Intellectual Property");

         vii.  Incomnet's   rights   under   warranties,   representations   and
               guaranties that suppliers and manufacturers made in connection with the Assets;

         viii. Copies of Incomnet's books and records (the "Books and Records") relating to the Business;

         ix. Incomnet's inventory (including debit card inventory), furniture, fixtures, and equipment and any other fixed assets relating to the Business;


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


         x.    Incomnet's goodwill relating to the Business;

         xi. All cash and banking or deposit accounts of Incomnet, the balances of which shall be transferred by Incomnet to Ciera upon the opening by Ciera of a new bank account;

         xii. All notes and accounts receivable of Incomnet, whether recorded or unrecorded, billed or not billed, or assigned for collection, accrued and existing in respect of services of the Business up to the Closing (the "Accounts Receivable"); and

         xiii. Any other assets of Incomnet relating to the Business, wherever located, except for the Excluded Assets.

     b. Notwithstanding anything in this Agreement to the contrary, neither the Cash Consideration, the GlobalCom Stock nor the other Incomnet assets identified in Schedule 1.1.b (collectively, the "Excluded Assets") are included in the Assets that Ciera is purchasing under this Agreement.

     Article 1.2 Assignment and Assumption of Liabilities.

     a. Upon and subject to the terms and conditions of this Agreement, Ciera hereby fully assumes and will be solely responsible for, as of and after the Effective Date, the following liabilities of Incomnet (the "Assumed Liabilities"):

          i. All liabilities and obligations under the Assigned Contracts and the Permits, to the extent first accruing on or after the Effective Date;

          ii. All liabilities and obligations for income, transfer, sales, use or other Taxes arising on or after the Effective Date in connection with the Assets, the Business or the completion of the transactions contemplated by this Agreement;

          iii. All other liabilities and obligations arising on or after the Effective Date in connection with the Assets, the Business or the completion of the transactions contemplated by this Agreement; and

          iv. Notwithstanding the limitation of Article 1.2.a.i., such other liabilities of Incomnet as set forth on Schedule 1.2.a. The limitation set forth in Article 1.2.a.i. shall not be applicable with respect to the liabilities set forth on Schedule 1.2.a.

     b. Ciera does not assume and will not be responsible for, and Incomnet remains solely liable for, any and all liabilities or obligations of Incomnet or the Business which are not Assumed Liabilities (collectively, the "Retained Liabilities"), which Retained Liabilities shall include, without limitation, the liabilities and obligations set forth on Schedule 1.2.b.

     Article 1.3. Closing Actions.

     a.   i.   Incomnet  shall  concurrently  herewith  deliver  to Ciera at the
               Facilities all of the Assets, free and clear of all Encumbrances, pursuant to the form of bill of sale  attached  hereto as Exhibit
               "A" and the form of assignment and assumption  agreement attached
               hereto  as   Exhibit   "B"  (the   "Assignment   and   Assumption
               Agreement");

          ii. Incomnet shall promptly file with the Secretary of State of the State of Delaware an amendment to its certificate of incorporation, changing the name of Incomnet, and shall promptly upon receipt, provide evidence of such filing to Ciera; and

          iii. Incomnet shall concurrently herewith cause (A) the liens held by Gold & Appel and Seller Stockholder (and any other liens held by any other Person) to be released, and (B) if necessary, the filing of all necessary UCC termination statements to evidence the termination of such liens.

     b.   i.   Ciera shall concurrently herewith assume from Incomnet all of the
               Assumed Liabilities pursuant to the form of Assignment and Assumption Agreement;

          ii. Ciera shall concurrently herewith pay to Incomnet $1,750,000.00 in immediately available funds (the "Cash Consideration"). At Incomnet's request, the Cash Consideration may be wired directly to Incomnet's senior secured creditor in satisfaction of a portion of Incomnet's senior secured debt;

          iii. Ciera shall concurrently herewith deliver to Incomnet a promissory note in the principal amount of $750,000 (the "Note"), which Note shall bear interest at the rate of eight percent (8%) per annum and shall be due and payable as follows: (1) monthly installments of interest only, due and payable on the same day of each of the first, second and third months after the Effective Date, (2) monthly installments of $50,000 each, due and payable on the same day of each of the fourth and fifth months after the Effective Date, to be applied first to interest and the remainder, if any, to principal, and (3) one final payment of the entire outstanding principal balance of the Note, together with all accrued but unpaid interest thereon, on the date that is six months after the Effective Date. The Note shall be secured by a second lien on the Accounts Receivable, subordinated to the liens of Ciera's senior secured lender, RFC Capital Corporation; and

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


          iv. GlobalCom shall concurrently herewith issue and deliver to Incomnet 125,000 shares of common stock of GlobalCom, par value $.001 per share (the "GlobalCom Stock").

     Ciera and GlobalCom acknowledge and agree that Incomnet shall have the right to transfer and assign all of its rights, titles and interests in and to the Cash Consideration, the Note and the GlobalCom Stock to Seller Stockholder.

     Article 1.4. Benefits Under Unassignable Contracts and Permits. If a consent of a third party which is required in order to assign any Asset (or any claim, right or benefit arising thereunder or resulting therefrom) is not obtained prior to the Effective Date, or if an attempted assignment would be ineffective or would adversely affect the ability of Incomnet to convey its interest in question to Ciera, Incomnet and Seller Stockholder will cooperate with Ciera and use reasonable efforts in any lawful arrangement to provide that Ciera shall receive Incomnet's interest in the benefits of such Asset. If any consent or waiver is not obtained before the Effective Date and the Closing is nevertheless consummated, Incomnet and Seller Stockholder agree to continue to use reasonable efforts for a period of ninety (90) days after the Effective Date to obtain all such consents as have not been obtained prior to such date. Further, Incomnet and Seller Stockholder agree that, to the extent that any licenses and permits used by Incomnet in connection with the Business are not assignable, then Incomnet and Seller Stockholder shall, upon the request of Ciera and at Ciera's sole cost, risk and expense, take such action as may be reasonably necessary to provide Ciera with the use, enjoyment and benefit of Incomnet's interest in such licenses and permits for a period of one hundred twenty (120) days after the Effective Date; provided, that Ciera agrees to indemnify and hold harmless Incomnet and Seller Stockholder from any and all taxes and other liabilities arising out of Ciera's use or enjoyment of such licenses and permits after the Effective Date.

     Article 1.5. Apportionment of Taxes. All ad valorem taxes, if any, shall be prorated through the Effective Date of Closing, with such prorations based on tax rates and assessments for the calendar year during which the Closing occurs unless such rates and assessments are unavailable, in which event such prorations shall be made based on the rates and assessments for the prior year. At the Closing, Ciera agrees to assume Incomnet's pro rated portion of the ad valorem taxes, and Ciera shall be entitled to offset such portion from the Note.


                                    SECTION 2

                                   DEFINITIONS

     Article 2.1. Certain Definitions. As used in this Agreement, each of the following terms has the meanings set forth below:

     a. "Accounts Receivable" has the meaning ascribed to it in Article 1.1.xii. of this Agreement.

     b. "Affiliate" when used to indicate a relationship with any Person, means:
(i) any corporation or organization of which such Person is an officer, director or partner or is directly or indirectly the beneficial owner of 10% or more of the outstanding shares of any class of equity securities or financial interest therein; (ii) any trust or other estate in which such Person has a beneficial interest or as to which such Person serves as trustee or in any similar fiduciary capacity; or (iii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of, such Person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of or influence the management and policies of a Person, whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such Person, or otherwise.

     c. "Agreement" means and includes this Asset Purchase Agreement and the schedules, attachments and exhibits hereto.

     d. "Assets" has the meaning ascribed to it in Article 1.1.a. of this Agreement.

     e. "Assumed Liabilities" has the meaning ascribed to it in Article 1.2.a. of this Agreement.

     f. "Business" has the meaning ascribed to it in the recitals of this Agreement.

     g. "Business Laws" means all Laws relating to the establishing, owning, operating, managing, maintaining, improving or conducting the business operated by Incomnet prior to the date hereof.

     h. "Cash Consideration" has the meaning ascribed to it in Article 1.3.b.ii of this Agreement.

     i.  "Claims"  means  any  claims,  allegations,  demands,  actions,  costs, damages, losses, diminution in value, expenses, obligations, liabilities, recoveries, judgments, settlements, suits, proceedings, fines, levies, imposts, duties, expenses, causes of action or deficiencies, including interest, penalties (including civil and criminal penalties) and reasonable attorneys' fees.

     j. "Competing Business" has the meaning ascribed to it in Article 6.1.d. of this Agreement.

     k. "Encumbrance" means any security interest, mortgage, deed of trust, pledge, lien, Claim or other encumbrance of any nature whatsoever.

     l. "Environmental Laws" mean all Laws relating to protection of the environment, including, without limitation, health and chemical use Laws, and Laws governing the on or off-site use, storage, treatment, recycling, generation, transportation, processing, handling, production or disposal of Hazardous Substances or sanitary (non-hazardous) substances or waste, including, without limitation, garbage, refuse or other similar substances.

     m. "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

     n. "Excluded Assets" has the meaning ascribed to it in Article 1.1.b. of this Agreement.

     o. "Financial Information" has the meaning ascribed to it in Article 3.4 of this Agreement.

     p. "GlobalCom Stock" has the meaning ascribed to it in Article 1.3.b.iv. of this Agreement.

     q. "Governmental Authority" means any federal, state, county, municipal, or other local governmental body, legislature, agency, commission, board, department, court or other governmental authority, and includes, without limitation, the Federal Trade Commission, the Environmental Protection Agency, the Interstate Commerce Commission, the Occupational Safety and Health Administration, the Federal Communications Commission and the Internal Revenue Service.

     r. "Hazardous Substance" means, without limitation, (i) any flammable explosives, radon, radioactive materials, asbestos, polychlorinated biphenyls, benzene, petroleum and petroleum products, methane, or (ii) hazardous materials, hazardous wastes, biomedical wastes, hazardous or toxic substances or related materials defined as such in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), or any other Environmental Laws.

     s. "Incomnet's Broker" has the meaning ascribed to it in Article 3.15 of this Agreement.

     t.  "Incomnet  Intellectual  Property"  has the  meaning  ascribed to it in
Article 1.1.a.vi. of this Agreement.

     u. "Laws" mean any applicable statute, law, code, ordinance, rule, regulation, order, permit, license, certificate, writ, judgment, injunction or decree promulgated by any Governmental Authority.

     v. "Material Contracts" has the meaning ascribed to it in Article 3.9.e. of this Agreement.

     w. "Note" has the meaning ascribed to it in Article 1.3.b.iii. of this Agreement.

     x. "Permits" has the meaning ascribed to it in Article 1.1.a.iv. of this Agreement.

     y. "Permitted Encumbrances" means all Encumbrances (i) relating to the Assumed Liabilities; (ii) arising before, on or after the date hereof in connection with inchoate common law, statutory or constitutional liens, and liens for Taxes and assessments which are not due or are being contested in good faith; and (iii) first arising on or after the date hereof in connection with the Assets and the Business.

     z. "Person" means an individual, corporation, limited liability company, partnership, limited partnership, joint venture, joint stock company, firm, company, syndicate, trust, estate, association, Governmental Authority, business, organization or any other incorporated or unincorporated entity.

     aa. "Retained Liabilities" has the meaning ascribed to it in Article 1.2.b. of this Agreement.

     bb. "SEC Reports" has the meaning ascribed to it in Article 4.7.a. of this Agreement.

     cc. "Services Agreement" means that certain Services Agreement, dated as of November 30, 2001, between Incomnet and Buyer.

     dd. "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any involuntary fund contributions or similar fees or payments required to be paid to any Governmental Authority.

     ee. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                                    SECTION 3

                       INCOMNET'S AND SELLER STOCKHOLDER'S
                         REPRESENTATIONS AND WARRANTIES

     Seller Stockholder and Incomnet jointly and severally represent and warrant to Ciera and GlobalCom that the following representations and warranties are true and correct as of the date hereof, except with respect to representations and warranties which are made with reference to another specific date and except as otherwise described in any schedule attached hereto:

     Article 3.1. Organization. Incomnet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Incomnet has all necessary corporate power and authority to own, operate, and lease its properties and to carry on its business as now owned or leased and operated by it. Incomnet is qualified to do business under the laws of any jurisdiction in which such qualification is required.

     Article 3.2. Authority and Consent. Incomnet and Seller Stockholder have the requisite power and authority to enter into and perform their obligations under this Agreement and the ancillary documents to be executed in connection with this Agreement, and no approval or consent of any Person is necessary in connection therewith. The members and managers of Seller Stockholder have, at a formal meeting or by written consent, approved the transactions contemplated by this Agreement. In addition, the stockholders and the Board of Directors of Incomnet have, at a formal meeting or by written consent, approved the transactions contemplated by this Agreement in accordance with laws of Delaware. A true, correct and complete copy of all of the resolutions and/or consents of the members and managers of Seller Stockholder and the stockholders and directors of Incomnet approving the transactions contemplated hereby have been provided to Ciera. This Agreement, together with all other agreements, documents and instruments executed in connection herewith by Incomnet and Seller Stockholder constitute valid and legally binding obligations of Incomnet and Seller Stockholder, and are enforceable against Incomnet and Seller Stockholder in accordance with their terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors' rights generally and subject to general principles of equity.

     Article 3.3. No Conflicts. Neither Incomnet nor Seller Stockholder are subject to any agreements that could restrict their ability to complete the transactions contemplated by this Agreement.

     Article 3.4. Financial Information. Attached as Schedule 3.4 are true and correct copies of the internally prepared balance sheets and related statements of income and changes in stockholders equity for Incomnet as of and for each of the periods ended December 31, 1999 and 2000 (the "Annual Statements"), and the unaudited balance sheet and related statement of income as of and for October 31, 2001 (the "2001 Statement," and together with the Annual Statements collectively referred to as the "Financial Information"). Except as disclosed in
Schedule 3.4, the Financial Information (a) is true, correct and complete and fairly presents the financial position of Incomnet as of and for the periods indicated and (b) except for the absence of notes and as otherwise noted therein and subject to normal recurring year-end adjustments, none of which would be material, has been prepared in accordance with GAAP applied on a basis consistent with prior periods. Since December 31, 2000, Incomnet has not materially changed any significant accounting method or practice. There has been no material adverse change between September 21, 2001, and the Closing Date with respect to (i) the condition (financial or otherwise), properties, net worth, results and operations of Incomnet or (ii) the goodwill of customers and suppliers having business relations with Incomnet.

     Article 3.5. Accounts Receivable. The Accounts Receivable, to the extent listed on Schedule 3.5, are valid and existing, represent invoices due for goods sold and delivered or services rendered, as of the date set forth on such
Schedule 3.5. To the knowledge of Incomnet and Seller Stockholder, the Accounts Receivable are collectible, net of the respective reserves reflected in the Financial Information (which reserves are adequate and calculated consistent with past practice), without any set-off. Incomnet has received no notice of any contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

     Article 3.6. Inventories. Incomnet's inventories, if any, as listed and described in Schedule 3.6, or which thereafter have been acquired by Incomnet, consist of items that are free of material defects and are of a quality usable and salable in the normal course of its business.

     Article 3.7. Liabilities. Except for the Assumed Liabilities, Incomnet has no liabilities that will create an Encumbrance, other than a Permitted Encumbrance, on the Assets to be delivered to Ciera.

     Article 3.8. Defaults. Incomnet is not currently in default under, or in breach or violation of, (a) any material lease, license, permit, Encumbrance, or other agreement or instrument to which any Assets is subject; or (b) any Laws applicable to the Assets or the Business, including, without limitation, Business Laws and Laws respecting labor, employment and employment practices and any Laws enforced by the Federal Communications Commission, any public utility commission or any other Governmental Authority charged with regulating and enforcing Laws pertaining to the telecommunications industry in general. Incomnet has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the Business.

     Article 3.9. Additional Information. Schedule 3.9 sets forth a true, complete and correct list and/or summary of the following items:

     a. Real Property. A legal description of all real property owned in fee simple or leased by Incomnet, or for which it has an option to purchase, in connection with the Business and includes, with respect to each property whether such property is owned or leased and, a description of each Encumbrance to which such property is subject (excluding Permitted Encumbrances);

     b. Vehicles, Equipment and Machinery. All vehicles, tractors, trailers, equipment and machinery owned by Incomnet in connection with the Business, indicating whether such item is owned or leased, and if leased, the name of the lessor;

     c. Intellectual Property. All registered patents, trademarks, service marks and copyrights owned by or registered in the name of Incomnet;

     d. Licenses and Permits. All governmental licenses, governmental permits, and similar rights held by Incomnet and relating to the Business;

     e. Material Contracts. All contracts material to the Business to which Incomnet is a party, by which it is bound or to which its assets or properties are subject, including, without limitation, all interconnect agreements with local exchange carriers, and any other single contract pursuant to which any party thereto is obligated to make payments after the date of this Agreement aggregating more than $25,000, whether or not any of the foregoing were made in the ordinary course of business (collectively, "Material Contracts");

     f. Employee Agreements. Any employment and/or consulting agreements for any Incomnet employee or consultant;

     g. Customer Accounts and Receivables. A detailed listing of all of Incomnet's customer billings made within 15 days prior to the Effective Date and a list of all Accounts Receivable of Incomnet in a 30, 60, 90 and over 90 day aged receivables format as of October 31, 2001, and all customer accounts, whether or not any amounts are owed to Incomnet with respect to such accounts;

     h. Fixed Assets. All fixed assets, whether leased and/or owned, used by Incomnet in connection with the Business to the extent valued at more than $2,500 individually, provided that the aggregate value of all fixed assets that are not listed on Schedule 3.9 does not exceed $50,000. This schedule includes, but is not necessarily limited to, computers, computer equipment, telecommunication switching equipment, furniture, and fixtures;

     i. Insurance. All insurance policies or bonds carried by Incomnet or for its benefit or the benefit of its employees, including, without limitation, property, casualty, liability, workers compensation and auto policies;

     j. Personnel. The name, current salary, current bonus arrangements, last bonus date and amount, and any other compensation arrangements with Incomnet (excluding employee insurance and benefit plans) of each director and officer, and each key employee of Incomnet whose base annual compensation exceeds $100,000;

     k. Bank Accounts. The name, address and contact person of each bank or other financial institution in which Incomnet has an account or safe deposit box, the account number, account name and type of account, the names of all persons authorized to draw thereon or have access thereto.

True, correct and complete copies of each of the items set forth in this Article 3.9, to the extent reflected in a writing, have been delivered to Ciera.

     Article 3.10. Title to Assets. Except for Assets that are leased or licensed, Incomnet has good and valid title to all of the Assets. Other than Permitted Encumbrances, all the Assets are free and clear of all Encumbrances. Without limiting the generality of the foregoing, Incomnet has the exclusive right, title and interest in and to any trademarks, service marks, trade names, and copyrights necessary to the operation of the Business, and the use by Incomnet of any such logo, trade name, license, or other intangible which is necessary to the operation of the Business, does not, to the knowledge of Incomnet or Seller Stockholder, violate or infringe upon the rights of any third party.

     Article 3.11. Condition of Assets. Incomnet's buildings, premises and fixtures, vehicles, equipment and machinery are in a condition satisfactory to continue to operate the Business in substantially the manner conducted by Incomnet through the date hereof. To the knowledge of Incomnet and Seller
Stockholder, there has been no change in the zoning or building ordinances directly affecting the real property or leasehold interests of Incomnet, pending or threatened. All Material Contracts which will be Assumed Liabilities are in full force and effect. Neither Incomnet nor, to the knowledge of Incomnet or Seller Stockholder, any other party to any such Material Contract which will be an Assumed Liability is in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. Seller Stockholder has received no information that would reasonably cause Seller Stockholder to conclude that any customer of Incomnet will (or is likely to) cease doing business with Ciera as a result of the consummation of the transactions contemplated hereby. All of its properties and assets have been maintained in customary repair, order and condition, reasonable wear and tear and use excepted. The Books and Records of the Business have been maintained in the usual, regular, and ordinary manner, in accordance with its customary accounting principles applied on a consistent basis.

     Article 3.12. Environmental Matters. The operation of the Business by Incomnet does not violate any applicable Environmental Laws. Neither Incomnet nor Seller Stockholder has received notice of an administrative proceeding, violation, citation, administrative or consent order, lawsuit, action, claim, demand, or decree which allege any violation of any applicable Environmental Law, and no disposal or removal of any Hazardous Substances has been conducted without compliance with all applicable Environmental Laws. To Incomnet's and Seller Stockholder's knowledge, there are no underground storage tanks on any Property.

     Article 3.13. Taxes. All Taxes owed by Incomnet (whether or not shown on any Tax Return) have been paid or have been resolved such that there will be no Tax liens or Encumbrances on the Assets to be delivered to Ciera (except as otherwise contemplated by this Agreement with respect to the proration of taxes). Incomnet currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Incomnet does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Other than Permitted Encumbrances, there are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

     Article 3.14. Incomnet Intellectual Property.

     a. The Incomnet Intellectual Property consists solely of items and rights that are either: (i) owned solely by Incomnet; (ii) in the public domain; or
(iii) rightfully used and authorized for use by Incomnet and its successors pursuant to a valid license. Incomnet has all rights in Incomnet Intellectual Property necessary to carry out the Business as heretofore conducted by Incomnet.

     b. Incomnet is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Incomnet's obligations hereunder, will Incomnet be, in violation of any license, sublicense or other agreement relating to any Incomnet Intellectual Property to which Incomnet is a party or otherwise bound. Incomnet is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Incomnet in Incomnet Intellectual Property.

     c. To Seller Stockholder's and Incomnet's knowledge, no claims (i) challenging the validity, effectiveness, or ownership by Incomnet of any Incomnet Intellectual Property, or (ii) to the effect that the use or any other exercise of rights in any product, work, technology, service, or process as used, provided or offered at any time, or as proposed for use or any other exercise of rights, by Incomnet infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted to Incomnet or are threatened by any Person nor, to the knowledge of Seller Stockholder and Incomnet, are there any valid grounds for any bona fide claim of any such kind. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Incomnet Intellectual Property, other than review of pending applications for patent, and to Seller Stockholder's and Incomnet's knowledge no proceedings are threatened or contemplated by any Governmental Entity or any other Person. To Seller Stockholder's and Incomnet's knowledge, all registered trademarks, service marks and copyrights included in the Incomnet Intellectual Property is valid, enforceable and subsisting.

     Article 3.15. Brokers. Other than for Pierce-Leigh ("Incomnet's Broker"), neither Seller Stockholder nor Incomnet nor any of their respective Affiliates have employed any broker, agent or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. In this regard, Incomnet agrees to indemnify and hold harmless Ciera and GlobalCom from and against any claims of Incomnet's Broker.

     Article  3.16.  Litigation.  Except as listed in Schedule  3.16,  to Seller
Stockholder's and Incomnet's knowledge, there is no lawsuit, action, arbitration, mediation, administrative proceeding, investigation by a Governmental Authority, or other legal proceeding pending or threatened against Incomnet. Incomnet is not subject to any court order, writ, injunction, court decree, settlement agreement or judgment.

     Article 3.17. Conduct of Business. Incomnet has used commercially reasonable efforts to operate the Business in the usual, regular, and ordinary manner so as to maintain the goodwill the Business now enjoys; and, to the extent consistent with such operation, Incomnet has used commercially reasonable efforts to keep the present business organization intact, to keep the services of the present officers and employees available, and to preserve relationships with customers, suppliers, jobbers, distributors and others having business dealings with the Business.

     Article 3.18. Compliance with Law. The Business complies with all Laws applicable to, and having a material effect on, it and to the conduct of the Business.

     Article  3.19.  Securities  Representations  and  Warranties.  Incomnet and
Seller  Stockholder  make  the  following   representations  and  warranties  to
GlobalCom regarding the GlobalCom Stock:

     a. The GlobalCom Stock is being acquired for Incomnet's and Seller Stockholder's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, or resale to others or to fractionalization in whole or in part, and that the transfer of the GlobalCom Stock to Incomnet and Seller Stockholder is intended to be exempt from registration under the Securities Act of 1933 (the "Securities Act") by virtue of the exemption under Section 4(2) of the Securities Act. Incomnet and Seller Stockholder understand that the GlobalCom Stock are and will be "restricted securities," as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act, that the certificates representing the GlobalCom Stock will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof. In furtherance thereof, Incomnet and Seller Stockholder represent, warrant, and agree as follows: (i) no other person has or will have a direct or indirect beneficial interest in the GlobalCom Stock, Incomnet and Seller Stockholder are not acquiring the GlobalCom Stock with a view toward resale, assignment, fractionalization or distribution thereof, and Incomnet will not sell, hypothecate, or otherwise transfer any of the GlobalCom Stock except in accordance with the Securities Act and applicable state securities laws or unless, in the opinion of counsel for GlobalCom, an exemption from the registration requirements of the Securities Act and such laws is available; and
(ii) GlobalCom is under no obligation to register the GlobalCom Stock on behalf of Incomnet or Seller Stockholder.

     b. Incomnet and Seller Stockholder have been furnished with and have carefully read GlobalCom's financial statements for the year ending December 31, 2000, and for the period ending September 30, 2001. In evaluating the suitability of an investment in GlobalCom, neither Incomnet nor Seller Stockholder have relied upon any representations or other information (whether oral or written) from GlobalCom, Ciera or any of their respective agents, and no oral or written representations have been made or oral or written information furnished to Incomnet or its advisors, if any, in connection with the acceptance of the GlobalCom Stock which were in any way inconsistent with the information set forth in the documents listed in the first sentence of this Article 3.19. Ciera and GlobalCom have granted to Incomnet, Seller Stockholder and their representatives the opportunity to examine such documents and ask such questions of Ciera and GlobalCom as Incomnet has deemed necessary, and Incomnet and Seller Stockholder have received satisfactory answers from Ciera and GlobalCom (or persons acting on Ciera's or GlobalCom's behalf) concerning GlobalCom and the terms and conditions of the GlobalCom Stock described herein and all other information they have deemed necessary with making an informed investment decision.

     c. Ciera and GlobalCom have made available to Incomnet and Seller Stockholder all documents and information that Incomnet and Seller Stockholder have requested relating to an investment in GlobalCom.

     d. Incomnet and Seller Stockholder recognize that an investment in GlobalCom involves substantial risks, and Incomnet and Seller Stockholder have taken full cognizance of and understands all of the risk factors set forth in GlobalCom's SEC Reports related to the acceptance of the GlobalCom Stock.

     e. Incomnet and Seller Stockholder have carefully considered and has, to the extent Incomnet believes such discussion necessary, discussed with Incomnet's and Seller Stockholder's professional legal, tax and financial advisers the suitability of an investment in GlobalCom for Incomnet's and Seller Stockholder's particular tax and financial situation, and Incomnet and Seller Stockholder have determined that the GlobalCom Stock is a suitable investment for Incomnet and Seller Stockholder.

     f. Incomnet and Seller Stockholder have such knowledge and experience in financial and business matters that it is capable of (i) evaluating the merits and risks of an investment in GlobalCom, and (ii) making an informed investment decision.

                                    Section 4

              REPRESENTATIONS AND WARRANTIES OF GLOBALCOM AND CIERA

     GlobalCom and Ciera (as specified below) hereby represent and warrant to Incomnet and Seller Stockholder that, as of the date hereof:

     Article 4.1. Organization. Ciera is a corporation duly organized, validly existing and in good standing under the laws of Texas. GlobalCom is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Each of Ciera and GlobalCom has all the necessary powers to own its respective business as now owned and operated by it.

     Article 4.2. Authority. Ciera and GlobalCom each have the requisite power and authority to enter into and perform their respective obligations under this Agreement and the ancillary documents to be executed in connection with this Agreement, and except as otherwise provided herein, no approval or consent of any Person is necessary in connection therewith. This Agreement, together with all other agreements, documents, certificates and instruments executed by Ciera and GlobalCom in connection herewith, constitute valid and legally binding obligations of Ciera and GlobalCom, and are enforceable against either of them in accordance with their terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors' rights generally and subject to general principles of equity.

     Article 4.3. No Conflicts. Neither Ciera nor GlobalCom are subject to any agreements that restrict their ability to complete the transactions contemplated by this Agreement.

     Article 4.4. Brokers. Neither Ciera nor GlobalCom nor any of their respective Affiliates have employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

     Article 4.5. Capitalization of GlobalCom. The authorized capital stock of GlobalCom consists of (a) 100,000,000 shares of common stock, $.001 par value per share, approximately 32,000,000 shares of which are issued and outstanding, and (b) 5,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding. The GlobalCom Stock, when issued to Incomnet, will be validly issued, fully paid and non-assessable.

     Article 4.6. Title to GlobalCom Shares. When issued to Incomnet pursuant to this Agreement, the GlobalCom Stock will be free and clear of all Encumbrances, except for restrictions on the transfer of the GlobalCom Stock pursuant to 17 C.F.R. Section 230.144.

     Article 4.7. SEC Reports; Financial Statements.

     a. GlobalCom has filed all forms, reports and documents required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC"), each of which, as amended, has complied in all material respects with all applicable requirements of the Securities Act, and the Securities Exchange Act (the "Exchange Act"), each as in effect on the dates such forms, reports and documents were filed. GlobalCom has heretofore delivered, made available or promptly shall deliver or make available to Incomnet, in the form filed with the SEC (including any amendments thereto and all exhibits), (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2000 and 2001, (ii) all definitive proxy statements relating to GlobalCom's meetings of stockholders (whether annual or special) held since January 1, 2000, and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 2000 (clauses (i) through (iii), collectively, the "SEC Reports"). None of the SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, or, if amended, to the extent amended on the date of filing of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes thereto) of GlobalCom included in the SEC Reports comply in form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (each as then in effect), have been prepared in conformity with generally accepted accounting principles (as then in effect) applied on a consistent basis (except as otherwise noted therein), and present fairly the consolidated financial position of GlobalCom and its consolidated subsidiaries as of their respective dates and their consolidated results of operations and its cash flows for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

     b. GlobalCom has heretofore made, or promptly shall make, available to Incomnet a complete and correct copy of any amendments or modifications, which are or will be required to be filed with the SEC but have not yet been so filed, to agreements, documents or other instruments which previously have been filed by GlobalCom with the SEC pursuant to the Exchange Act.

                                    SECTION 5

                                 INDEMNIFICATION

     Article 5.1. Survival of Representations and Warranties. The representations and warranties contained herein or any instrument or document delivered or to be delivered pursuant to or in connection with this Agreement, shall survive for a period of one (1) year after the date hereof notwithstanding any investigation or due diligence theretofore made by or on behalf of any party hereto. All claims for indemnification by Seller Stockholder or Ciera and GlobalCom with respect to a breach of a representation or warranty must be asserted prior to the first anniversary of the date hereof.

     Article 5.2. Indemnification of Ciera and GlobalCom. Incomnet and Seller Stockholder shall jointly and severally indemnify, defend and hold harmless Ciera and GlobalCom and their Affiliates against and in respect of any and all Claims that such indemnified persons shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by Incomnet or Seller Stockholder to perform, any of their representations, warranties, covenants or agreements in or under this Agreement; or (ii) the Retained Liabilities.

     Article 5.3. Indemnification of Incomnet. Ciera and GlobalCom shall jointly and severally indemnify, defend and hold harmless Incomnet, Seller Stockholder and their respective Affiliates against and in respect of any and all Claims that such indemnified persons shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by Ciera and GlobalCom to perform, any of its representations, warranties, covenants or agreements in or under this Agreement; (ii) the ownership of the Assets on and after the date hereof and the assumption of the Assumed Liabilities on and after the date hereof; or (iii) any breach of, or failure by Ciera to perform, any of its covenants or agreements in or under the Services Agreement, including without limitation the payment of all costs and expenses incurred in connection therewith.

     Article 5.4. Indemnification Procedure. Promptly upon the discovery of facts giving rise to a claim for indemnity under this Section 5 or the receipt of notice of any Claim, judicial or otherwise, with respect to any matter as to which indemnification may be claimed under this Section 5, the indemnified party shall give written notice thereof to the indemnifying party together with such information respecting such matter as the indemnified party shall then have; provided, however, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations, to the extent the indemnifying party is not materially prejudiced thereby. If indemnification is sought with respect to a third-party (i.e., one who is not a party to this Agreement) Claim asserted or brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After such notice from the indemnifying party to such indemnified party of its election to so assume the defense of such a third-party Claim, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable and necessary costs of investigation, unless the indemnifying party has failed to assume and diligently prosecute the defense of such third-party Claim. An indemnifying party who elects not to assume the defense of a third-party Claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such Claim or with respect to Claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to diligently prosecute the defense of such action; the expenses of such defense by the indemnified party will be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a Claim without the consent of the indemnified party, which consent shall not be unreasonably withheld. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld. If the parties cannot reasonably agree upon the settlement of any Claim, each party may pursue all available rights and remedies to which it may be entitles, including, without limitation, all remedies at law or in equity.

     Article 5.5. Limitations.

     a. Notwithstanding any provision of this Agreement to the contrary, neither Incomnet nor Seller Stockholder shall have any obligation to indemnify Ciera, GlobalCom or their Affiliates under this Section 5 or to pay damages in respect of contract or other Claims arising under this Agreement or any other instrument contemplated hereby unless Ciera, GlobalCom and their Affiliates have suffered indemnifiable losses hereunder in an aggregate amount attributable to all Claims in excess of $25,000. Once the aggregate amount of indemnifiable losses exceeds $25,000, Ciera, GlobalCom and their Affiliates will be entitled to recover the full amount of all losses in excess of $25,000.

     b. Notwithstanding any provision of this Agreement to the contrary, the maximum aggregate liability of Incomnet and Seller Stockholder, together, to Ciera, GlobalCom and their Affiliates shall not exceed (i) the cash consideration at any time received by Incomnet and Seller Stockholder pursuant to this Agreement, including any payments made by Ciera with respect to the Note, plus (ii) (A) the amount of any proceeds realized by Incomnet or Seller Stockholder upon any permitted disposition of all or any part of the GlobalCom Stock to any third party, and (B) with respect to any portion of the GlobalCom Stock that has not been disposed of to a third party, the then-current market price of GlobalCom common stock on the date of any determination of maximum liability hereunder times the number of shares of GlobalCom Stock then held by Incomnet or the Seller Stockholder (provided that in no event shall the additional liability pursuant to this Article 5.5.b.ii. exceed $500,000 in the aggregate).

     c. No  indemnified  party will be  entitled to  indemnification  under this
Section 5 for losses covered by insurance proceeds.

     d. No party will be liable to any other party in connection with this Agreement, or any of the transactions contemplated hereby, for any consequential, special, indirect or punitive damages. Each party hereby expressly releases the other parties, their respective Affiliates, directors, officers, employees, agents and representatives from any such liability.

     e. The parties  agree that,  notwithstanding  any provision of this Article
5.5 to the contrary, none of the damage thresholds, limitations, exceptions or exclusions set forth in this Article 5.5 shall apply to any claims for indemnification brought by Ciera or GlobalCom against Incomnet and/or Seller Stockholder relating to or arising out of any fraud or intentional misconduct in connection with the transactions made the subject of this Agreement.

                                    SECTION 6

                           NON-COMPETITION AGREEMENTS

     Article 6.1. Covenants Not to Compete or Interfere. In consideration of the agreement of Ciera and GlobalCom contained herein, for a period of three years after the date hereof, neither Seller Stockholder nor Incomnet shall:

     a. Directly or indirectly, engage or invest in, finance, own, manage, operate, control or participate in the ownership, management, operation or control of, any Competing Business.

     b. Directly or indirectly, either as principal, agent, independent contractor, consultant, advisor (whether paid or unpaid), stockholder, partner or in any other representative capacity whatsoever, either for his own benefit or for the benefit of any other Person, solicit, divert or take away from Incomnet or Ciera or GlobalCom any Persons who, at any time prior to the date hereof, were customers or clients of Incomnet with respect to any Competing Business.

     c. For himself or on behalf of any other Person use or disclose to any Person any of the following non-public information relating in any way to the Business, Ciera and GlobalCom or their respective businesses: trade secrets, proprietary information, "know-how;" marketing, distribution and advertising plans and techniques; the existence or terms of contracts or potential contracts with, or other information identifying or relating to past, existing or prospective customers, distributors or vendors; cost data, pricing policies, and financial and accounting information; or matters pertaining to pending or threatened litigation; provided, however, that (after reasonable measures have been taken to maintain confidentiality and after giving reasonable notice to Ciera specifying the information involved and the manner and extent of the proposed disclosure thereof) any disclosure of such information may be made to the extent required by applicable Laws or judicial or regulatory process; and provided, further, that the foregoing will not apply to any information that is generally available to the public or independently developed by Incomnet or Seller Stockholder.

     d. "Competing Business" means any Person (other than Buyer and its Affiliates) engaged, in whole or in part, in any business that involves the providing of any telecommunications services; provided, however, that "Competing Business" shall not include any other business or service, other than the Business, provided by Seller Stockholder or its Affiliates as of the Effective Date.

     e. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6 shall be construed to prevent Incomnet or Seller Stockholder from directly or indirectly investing in or owning up to five percent (5%) of the issued and outstanding equity securities of any publicly-traded company engaged in the Competing Business.

     Article 6.2. Necessity and Reasonableness. Seller Stockholder and Incomnet hereby specifically acknowledge, agree and represent to Ciera and GlobalCom as a material inducement to enter into this Agreement:

     a. The covenants and agreements of Seller  Stockholder and Incomnet in this
Article 6 are necessary and essential to the protection of the Business which will be conducted by Ciera and GlobalCom after the date hereof, and to enable Ciera and GlobalCom to realize and derive all of the benefits, rights and expectations associated with this Agreement.

     b. Ciera will suffer great loss and irreparable harm if Seller Stockholder or Incomnet directly or indirectly enter into a Competing Business.

     c. The restrictions contained in this Section 6 are in all respects reasonable and necessary to protect the business goodwill, trade secrets, prospects and other business interests of Ciera and GlobalCom in respect of Incomnet.

     d. The enforcement of this Agreement in general, and of this Section 6 in particular, will not work an undue or unfair hardship on Seller Stockholder or Incomnet or otherwise be oppressive to either of them.

     e. The enforcement of this Agreement in general, and of this Section 6 in particular, will neither deprive the public of needed goods or services nor otherwise be injurious to the public.

     f. Good, independent and valuable consideration exists for the agreement of Seller Stockholder and Incomnet to be bound by the covenants and agreements contained in this Section 6.

     Article 6.3. Enforcement. Seller Stockholder and Incomnet agree that Ciera and GlobalCom shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief and specific performance to enforce the terms of this Section 6 without the necessity of proving inadequacy of legal remedies or irreparable harm, or posting bond.


                                    SECTION 7

                              ADDITIONAL AGREEMENTS

     Article 7.1. Tax Matters.

     a. Seller Stockholder shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Incomnet related to Incomnet's provision of telecommunication services (including, but not limited to, excise taxes, sales taxes, and all other state, local and federal taxes imposed upon the sale of telecommunication services) for all periods ending on or prior to the Closing Date. Incomnet shall be responsible for the payment of all such Taxes, except to the extent that such Taxes are reflected in Schedule 1.1.b.

     b. The parties shall allocate the aggregate consideration for the Assets (and all other capitalizable costs) among the Assets for all purposes (including financial accounting and Tax purposes) in accordance with the allocation schedule attached hereto as Schedule 7.1. The parties hereto acknowledge that such allocation has been made in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Ciera and Incomnet shall prepare and file an IRS Form 8594 in a timely fashion in accordance with the rules under Section 1060 of the Code. To the extent that the aggregate consideration for the Assets is adjusted after the date hereof, the parties hereto shall revise and amend such schedule and IRS Form 8594 in the same manner and according to the same procedure as used in preparing Schedule 7.1 attached hereto. The determination and allocation of the aggregate consideration for the Assets derived pursuant to this Article 7.1 will be binding on the parties for all Tax reporting purposes.

     c. Ciera shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date. In the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the date hereof, the portion of such Tax which relates to the portion of such Taxable period ending on the date hereof shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the date hereof and the denominator of which is the number of days in the entire Taxable period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the date hereof. Any credits relating to a Taxable period that begins before and ends after the date hereof shall be taken into account as though the relevant Taxable period ended on the date hereof. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Incomnet.

     d. Ciera, GlobalCom, Incomnet and Seller Stockholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Incomnet and Seller Stockholder agree (i) to retain all books and records with respect to Tax matters pertinent to Incomnet relating to any Taxable period beginning before the date hereof until the expiration of the statute of limitations (and, to the extent notified by Ciera or Seller Stockholder, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Incomnet or Seller Stockholder, as the case may be, shall allow the other party to take possession of such books and records.

     e. Ciera, GlobalCom and Seller Stockholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     Article 7.2. Communications Law. Each of Ciera, Incomnet and Seller Stockholder shall file, as soon as possible after the date of this Agreement, such materials as are required under any rule, regulation or ruling promulgated by the Federal Communications Commission (the "FCC") and other Governmental Authorities charged with regulating the businesses of Ciera and Incomnet and shall (a) cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings, and (b) request any necessary approval from the FCC or other Governmental Authority of the transactions contemplated by the Agreement.

     Article 7.3. Reports Under the Exchange Act. With a view to making available the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder of GlobalCom Stock to sell shares of GlobalCom Stock to the public without registration, GlobalCom agrees to:

     a. Make and keep public information available, as those terms are used in SEC Rule 144, at all times;

     b. Furnish to any holder of GlobalCom Stock forthwith on request (i) a written statement by GlobalCom that it has complied with the reporting requirements of SEC Rule 144, (ii) a copy of the most recent annual or quarterly report of GlobalCom and such other reports and documents so filed by GlobalCom with the SEC, and (iii) such other information as may be reasonably requested in availing any holder of GlobalCom Stock of any rule or regulation of the SEC that permits the selling of any such shares of GlobalCom Stock without registration; and

     c. Undertake any additional actions reasonably necessary to maintain the availability of SEC Rule 144.

     Article 7.4. Assignment of Material Contracts. Each of Ciera, Incomnet and Seller Stockholder shall use their commercially reasonable efforts to obtain from all necessary parties as soon after the Effective Date as practicable a consent to the assignment and assumption of each Material Contract and an estoppel relating to such Material Contract to the extent not obtained as of the Effective Date.

                                    SECTION 8

                                  Miscellaneous

     Article 8.1. Seller's Employees. Ciera may, but shall not be required to, offer employment to or employ any employees or officers of Incomnet and on such terms and conditions as Ciera shall determine in it sole discretion. Incomnet and Seller Stockholder agree to use their reasonable efforts to cause their employees and officers who have received offers of employment from Ciera to accept such offers of employment. In the event that Ciera employs any officer or employee of Incomnet or Seller Stockholder, Incomnet and/or Seller Stockholder shall provide Ciera, to the extent permitted by applicable Laws, with such information as it may reasonably request, including, without limitation, personnel files and other records. Ciera shall not have any liability in respect of any officers or employees of Incomnet or Seller Stockholder, whether subsequently employed by Ciera or not, resulting from such officers' and employees' termination of employment, including without limitation, any liability under the Worker Adjustment and Retraining Notification Act, severance benefits, bonuses, vacation time or pay or incentive programs of any type, nor shall Ciera acquire any obligation under any contract, employee benefit plan or other agreement or arrangement of Incomnet with respect to any officer or employee or former officer or employee, except to the extent such liability is listed on Schedule 1.2.a.

     Article 8.2. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby, including, without limitation, the transfer to Ciera of the Assets and the assumption by Ciera of the Assumed Liabilities. Ciera hereby grants Incomnet access to the Facilities, upon reasonable prior notice and during normal business hours, for the purpose of removing (or having the vendor remove) and returning to the appropriate vendor any equipment, software or other assets that are the subject of Retained Liabilities. Any such entry by Incomnet shall be at the sole cost and risk of Incomnet, and Incomnet agrees to indemnify and hold harmless Ciera from and against any claims or damages, whether to person or property, arising out of or relating to any entry by Incomnet. Ciera agrees to safeguard such equipment, software and other assets from and after the Effective Date until the equipment is so removed and returned and agrees not to utilize such equipment after the Effective Date except to the extent such use is at the sole expense of Ciera.

     Article 8.3. Public Announcements. Unless required by applicable law or regulatory authority, none of the parties hereto shall issue any report, statement or press release to the public, the trade press or any third party relating to this Agreement or the transactions contemplated hereby, except as mutually agreed by the parties hereto. Copies of any such reports, statements, press releases, including any announcements or disclosure mandated by law or regulatory authorities shall be delivered to each party hereto prior to their release.

     Article 8.4. Expenses. Each party shall bear their own legal and accounting fees, and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement, and the transactions contemplated hereby, whether or not such transactions are consummated.

     Article 8.5. Notices and Waivers. Any notice, instruction, authorization, request, demand or waiver hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the address indicated beneath their respective signatures on the execution pages of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other parties in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested. A copy of each notice sent to GlobalCom and/or Ciera shall be sent to Timothy J. Heinrich, Esq., Boyar and Miller, 4265 San Felipe, Suite 1200, Houston, Texas 77027, Telecopy No.: (713) 552-1758.

     Article 8.6. Certain References. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular article, section or paragraph. The terms "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted.

     Article 8.7. Successors and Assigns. This Agreement shall bind, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and if an individual, by his executors, administrators, and beneficiaries of his estate by will or the laws of descent and distribution. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party.

     Article 8.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and of the United States applicable in Texas. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

     Article 8.9. Amendment and Entirety. This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto. This Agreement, the exhibits and schedules hereto set forth the entire agreement and understanding of the parties with respect to the transaction contemplated supersedes all prior agreements, arrangements, and understandings. In the event of any conflict or inconsistency between the provisions of this Agreement and the contents or provisions of any schedule or exhibit hereto, the provisions of this Agreement shall control. Seller Stockholder, Incomnet, Ciera and GlobalCom hereby further acknowledge that this Agreement, including all exhibits and schedules hereto, were jointly drafted and each party hereto had a full and reasonable opportunity to consult with their respective legal counsels regarding the matters contemplated hereby.

     Article 8.10. Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and assigns, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

     Article 8.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Purchase Agreement is executed and delivered as of the date first above written.

GLOBALCOM:                                   INCOMNET:

CCC GLOBALCOM CORPORATION                    INCOMNET COMMUNICATIONS CORPORATION

By:__________________________________        By:________________________________
Name:________________________________        Name:______________________________
Title:_______________________________        Title:_____________________________

Address:  1250 Wood Branch Park Drive        Address:   2801 Main Street
          1st Floor                                     Irvine, CA  92614
          Houston, Texas 77079               Telecopy No._______________________
Telecopy No. (713) (281) 529-4686



CIERA:                                       SELLER STOCKHOLDER:

CIERA NETWORK SYSTEMS, INC.                  IRONWOOD TELECOM, LLC


By:__________________________________        By:________________________________
Name:________________________________        Name:______________________________
Title:_______________________________        Title:_____________________________

Address: c/o CCC GlobalCom Corporation       Address:  777 South Wadsworth Blvd.
         1250 Wood Branch Park Drive                   Suite 4-280
         1st Floor                                     Lakewood, Colorado  80226
         Houston, Texas 77079                Telecopy No._______________________
Telecopy No. (281) 529-4686